VAN KAMPEN TRUST
VAN KAMPEN HIGH YIELD FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of KPMG LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 28,997,339 shares were voted in the affirmative and 262,118 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 28,997,564 voted in the affirmative and 261,893 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 28,982,350 shares were voted in the affirmative and 277,107 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 28,998,715 shares were voted in the affirmative and 260,742 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 29,001,236 shares were voted in the affirmative and 258,221 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 28,984,097 shares were voted in the affirmative and 275,360 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 29,000,276 shares were voted in the affirmative and 259,181 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 28,993,370 shares were voted in the affirmative and 260,087 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 28,979,450 shares were voted in the affirmative and 280,007 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 28,998,388 shares were voted in the affirmative and 261,069 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 28,987,972 shares were voted in the affirmative and 271,484 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 29,000,431 shares were voted in the affirmative and 259,026 shares were withheld. With regard to the ratification of KPMG LLP to act as independent public accountants for the Fund, 28,752,772 shares were voted in the affirmative and 81,007 shares were voted against the proposal and 425,677 shares abstained from voting.


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VAN KAMPEN TRUST
VAN KAMPEN STRATEGIC INCOME FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of KPMG LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 6,274,665 shares were voted in the affirmative and 103,941 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 6,267,191 voted in the affirmative and 111,416 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 6,274,405 shares were voted in the affirmative and 104,202 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 6,274,665 shares were voted in the affirmative and 103,941 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 6,270,500 shares were voted in the affirmative and 108,107 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 6,282,999 shares were voted in the affirmative and 95,608 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 6,270,674 shares were voted in the affirmative and 107,932 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 6,274,665 shares were voted in the affirmative and 103,941 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 6,271,155 shares were voted in the affirmative and 107,451 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 6,274,665 shares were voted in the affirmative and 103,941 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 6,267,191 shares were voted in the affirmative and 111,416 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 6,274,665 shares were voted in the affirmative and 103,941 shares were withheld. With regard to the ratification of KPMG LLP to act as independent public accountants for the Fund, 6,202,246 shares were voted in the affirmative and 32,475 shares were voted against the proposal and 143,885 shares abstained from voting.